File Pursuant to Rule 424(b)(5)
Registration No. 333-180058

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED NOVEMBER 4, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated March 13, 2012)

1,300,000 Shares

PS Business Parks, Inc.

Common Stock

We are selling 1,300,000 shares of common stock in this offering.

Public Storage has agreed to purchase, subject to the closing of this offering, shares of our common stock in an amount sufficient to maintain its existing ownership percentage in us, assuming full conversion of the outstanding common partnership units in PS Business Parks, L.P., our operating partnership, and no exercise of the underwriter’s option to purchase additional shares. At November 1, 2013, Public Storage and its affiliates owned 25.44% of the outstanding shares of our common stock and 24.08% of the outstanding common partnership units of PS Business Parks, L.P. Assuming full conversion of the partnership units, Public Storage would own 42.62% of the outstanding shares of our common stock. As a result, Public Storage has agreed to purchase 950,000 shares of common stock for a purchase price equal to $         per share.

The Public Storage transaction is not a condition to this offering. The sale of shares of common stock to Public Storage is expected to close concurrently with this offering.

Our shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PSB.” The last reported sale price of shares of our common stock on the NYSE on November 4, 2013 was $81.40 per share.

Investing in our shares of common stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to the Company (before expenses)	$	$

In addition, we have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 195,000 shares of common stock from us at $         per share.

The underwriter expects to deliver the shares of common stock against payment in New York, New York on November     , 2013.

Sole Book-Running Manager

Goldman, Sachs & Co.

November    , 2013

You should rely on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus or any related free writing prospectus we file with the Securities and Exchange Commission (the “SEC”). We have not, and the underwriter has not, authorized anyone to provide you with different information. We are not, and the underwriter is not, making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained herein or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the date of the document incorporated by reference herein.

Prospectus Supplement

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are inherently subject to risk and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case, contained in our most recent annual and quarterly reports which are incorporated herein by reference.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may telephone the SEC at 1-800-SEC-0330 for further information on SEC public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC. You also can inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose that information to you by referring in this prospectus supplement and the accompanying prospectus to the documents we file with the SEC. Under SEC regulations, any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded by any information contained in this prospectus supplement and the accompanying prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus supplement by reference the following documents filed with the SEC by us, each of which should be considered an important part of this prospectus supplement:

SEC Filing	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2012 (filed February 22, 2013)
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2013 (filed May 9, 2013); June 30, 2013 (filed August 2, 2013); and September 30, 2013 (filed October 29, 2013)
Current Reports on Form 8-K	Filed March 7, 2013, May 7, 2013 and October 4, 2013
The portions of our Definitive Proxy Statement on Schedule 14A that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012	Filed April 12, 2013
Description of our common stock contained in Registration Statement on Form 8-A, as supplemented by the description of our common stock contained in this prospectus	Effective September 8, 2008

All subsequent documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information furnished to the SEC)

After the date of this prospectus supplement and before the termination of the offering

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Investor Services Department

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201-2349

Telephone: (800) 421-2856 or

                      (818) 244-8080

Facsimile: (818) 241-0627

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before deciding whether or not to invest in our shares of common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement. Unless the context otherwise requires, the terms “we,” “our,” “us” and “the company” refer to PS Business Parks, Inc., a California corporation, and the term “Operating Partnership” refers to PS Business Parks, L.P.

The Company

We are a fully integrated, self-advised and self-managed real estate investment trust, or REIT, that acquires, develops, owns and operates commercial properties. We are the sole general partner of our Operating Partnership, PS Business Parks, L.P., through which we conduct most of our activities. As of November 1, 2013, we had interests in properties in eight states containing approximately 29.2 million net rentable square feet of commercial space.

Recent Development

Public Storage has agreed to purchase, subject to the closing of this offering, shares of our common stock in an amount sufficient to maintain its existing ownership percentage in us, assuming full conversion of the outstanding common partnership units in PS Business Parks, L.P., our operating partnership, and no exercise of the underwriter’s option to purchase additional shares. At November 1, 2013, Public Storage and its affiliates owned 25.44% of the outstanding shares of our common stock and 24.08% of the outstanding common partnership units of PS Business Parks, L.P. Assuming full conversion of the partnership units, Public Storage would own 42.62% of the outstanding shares of our common stock. As a result, Public Storage has agreed to purchase 950,000 shares of common stock for a purchase price equal to $        per share.

The Public Storage transaction is not a condition to this offering. The sale of common stock to Public Storage is expected to close concurrently with this offering.

The Offering

The following summary of the offering contains basic information about the offering and our shares of common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of shares of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Common Stock.”

Shares of Common Stock Offered in this Offering	1,300,000 shares of common stock (1,495,000 shares if the underwriter’s option to purchase additional shares is exercised in full).

Shares of Common Stock Sold to Public Storage	950,000 shares of common stock.

Shares of Common Stock to be outstanding after this Offering and the Sale to Public Storage	26,649,822 shares of common stock (26,844,822 million shares if the underwriter’s option to purchase additional shares is exercised in full). (1)

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $            million (or $            million if the underwriter exercises its option to purchase additional shares in full), after deducting estimated offering expenses payable by us. We estimate that the net proceeds of the sale to Public Storage will be approximately $            million. We may contribute all or a portion of the net proceeds from the offerings to our Operating Partnership in exchange for common partnership units of the limited partnership. We or our Operating Partnership expect to use a portion of the net proceeds from these offerings to repay outstanding indebtedness under the term loan (the “Term Loan”), which as of September 30, 2013 had $90.0 million outstanding with a current annual interest rate of 1.38%. We or our Operating Partnership also expect to use any additional net proceeds from these offerings for general corporate purposes, which may include the acquisition of commercial properties. See “Use of Proceeds.”

NYSE Symbol	Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PSB.”

(1)

The number of shares of our common stock that will be outstanding after this offering and the sale to Public Storage is based on 24,399,822 shares of common stock outstanding as of October 28, 2013. The number of shares of common stock that will be outstanding after the offerings excludes:

•	224,200 shares of common stock reserved for issuance upon the vesting of stock options and restricted stock units previously granted under our 2003 and 2012 stock option and incentive plans;

•	41,000 shares of common stock reserved for issuance for awards under our Retirement Plan for Non-Employee Directors; and

•	7,305,355 shares of common stock that may be issued at our election in the event Public Storage exercises its redemption right with respect to the common units it holds in our Operating Partnership.

Unless otherwise specifically stated, all information in this prospectus supplement assumes no exercise by the underwriter of their option to purchase up to an additional 195,000 shares of our common stock.

RISK FACTORS

Before investing in the shares of common stock, you should carefully consider the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and (ii) documents we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” beginning on page S-ii of this prospectus supplement for an explanation of how to get a copy of these documents. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. We cannot predict future risks or estimate the extent to which they may affect our financial performance. The trading price of our shares of common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $             million (or $             million if the underwriter exercises its option to purchase additional shares in full), after deducting estimated offering expenses payable by us. We estimate that the net proceeds of the sale of common stock to Public Storage will be approximately $             million.

We may contribute all or a portion of the net proceeds from these offerings to our Operating Partnership in exchange for common partnership units of the limited partnership. We or our Operating Partnership expect to use a portion of the net proceeds from these offerings to repay outstanding indebtedness under the Term Loan, which as of September 30, 2013 had $90.0 million outstanding with a current annual interest rate of 1.38%. We or our Operating Partnership also expect to use any additional net proceeds from these offerings for general corporate purposes, which may include the acquisition of commercial properties. Neither we nor our Operating Partnership have any agreements or commitments with respect to any property acquisitions, other than a contract entered into on August 13, 2013 to purchase certain properties in Dallas, Texas for approximately $12.3 million.

Pending application of the net proceeds as described above, we expect that the net proceeds of this offering and the sale of common stock to Public Storage will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term, high-quality debt instruments selected at our discretion.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013:

•	on an actual basis; and

•

on an as adjusted basis giving effect to the issuance of 2,250,000 shares of common stock in this offering and the sale of common stock to Public Storage, each at an assumed offering price of $81.40 per share (the last reported sale price on November 4, 2013) and after deducting estimated offering expenses payable by us.

The following data should be read in conjunction with “Use of Proceeds” included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes included in our Form 10-Q for the quarter ended September 30, 2013 and incorporated by reference into this prospectus supplement.

	September 30, 2013
	Actual	As Adjusted
	(In thousands, except share and per share amounts)
Cash and cash equivalents	$17,983	$110,883

Long-Term Indebtedness:
Term loan	$90,000	$—
Mortgage notes payable	250,000	250,000

Total long term indebtedness	340,000	250,000

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, 39,800 shares issued and outstanding at September 30, 2013	995,000	995,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 24,388,822 shares issued and outstanding at September 30, 2013	243	266
Paid-in capital	540,866	723,743
Cumulative net income	1,038,220	1,038,220
Cumulative distributions	(1,020,679)	(1,020,679)

Total PS Business Parks, Inc.’s shareholders’ equity	1,553,650	1,736,550

Noncontrolling interests:
Common units	167,261	167,261

Total noncontrolling interests	167,261	167,261

Total equity	1,720,911	1,903,811

Total capitalization	$2,060,911	$2,153,811

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of the taxation of the Company and the tax considerations relevant to shareholders generally, see “Material U.S. Federal Income Tax Considerations” in the accompanying Prospectus. The following is a summary of certain additional U.S. federal income tax considerations pertaining to the acquisition, ownership and disposition of our common stock and should be read in conjunction with the referenced sections in the accompanying Prospectus. This discussion of additional considerations is general in nature and is not exhaustive of all possible U.S. federal income tax considerations, nor does the discussion address any state, local or foreign tax considerations. This discussion of additional considerations is based on current law and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a prospective shareholder in light of its particular circumstances or to certain types of shareholders (including insurance companies, financial institutions, broker-dealers, tax exempt investors, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under U.S. federal income tax law. We have not requested and will not request a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax issues discussed below or in the accompanying Prospectus. Prospective investors should consult, and must depend on, their own tax advisors regarding the U.S. federal, state, local, foreign and other tax consequences of holding and disposing of our common stock.

Recent Legislative Changes

The American Taxpayer Relief Act of 2012 (“ATRA”) was enacted on January 3, 2013. As discussed in “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Shareholders — Sunset of Reduced Tax Rate Provisions” in the accompanying Prospectus, certain provisions of U.S. federal income tax law relating to capital gain taxation (including the taxation of capital gain dividends) and the applicability of capital gain rates to dividends designated as “qualified dividend income” were scheduled to “sunset” and revert to provisions of prior law for taxable years beginning after December 31, 2012. ATRA has modified those rules. For taxable years beginning after 2012, for noncorporate taxpayers, the highest ordinary income tax rate is 39.6% and both the maximum capital gain tax rate (for gain other than “unrecaptured section 1250 gain”) and the maximum tax rate applicable to qualified dividend income generally is 20%, in each case without taking into account the tax discussed in “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Shareholders — Expansion of Medicare Tax” in the accompanying Prospectus. Prospective investors should consult their tax advisors regarding the effect of these changes in their particular circumstances.

In addition, as discussed in “Material U.S. Federal Income Tax Considerations — Taxation of PS Business Parks as a REIT” in the accompanying Prospectus, we may be subject to tax at the highest applicable corporate rate on the gain we recognize from the disposition of an asset acquired from a non-REIT C corporation in a carry-over basis transaction to the extent of the “built-in gain” in the asset. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. In general, this tax applies for a period of 10 years beginning with the day the property of a non-REIT C corporation is transferred to us in a carry-over basis transaction (the “recognition period”). Pursuant to ATRA, the recognition period is reduced to 5 years for assets sold in 2012 or 2013. Absent further legislation, the recognition period will revert to 10 years in 2014.

The following discussion should be read to replace in its entirety and supersede the discussion under the heading “Material U.S. Federal Income Tax Considerations — U.S. Taxation of Non-U.S. Shareholders — Foreign Account Tax Compliance Act” in the accompanying Prospectus.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.

Under delayed effective dates provided for in the final regulations and subsequent guidance, the required withholding does not begin until July 1, 2014 with respect to dividends on our shares, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our shares.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, Goldman, Sachs & Co. has agreed to purchase from us, and we have agreed to sell to such underwriter, 1,300,000 shares of common stock at the price set forth on the cover of this prospectus supplement. The underwriter is committed to take and pay for all of the shares of common stock being offered if it purchases any, other than the shares of common stock covered by the option described below unless and until this option is exercised.

The underwriter has an option, for a 30-day period, to buy up to an additional 195,000 shares of common stock from us.

Shares sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $             per share. If all the shares are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms.

We have agreed, and we expect each of our directors and executive officers will agree, with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not apply to any existing employee benefit plans.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares from us in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares pursuant to the option granted to the underwriter. “Naked” short sales are any sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue any of them at any time.

The company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the company or borrowed from the company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

The company estimates that its share of the total expenses of the offering (excluding the underwriting discount) will be approximately $250,000.

The underwriter has performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses. The underwriter may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter or certain of its affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and certain of its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The company has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative[s]; or

C.

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive

2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

Certain legal matters relating to the shares of common stock offered hereby will be passed upon for us by Hogan Lovells US LLP and for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Hogan Lovells US LLP has delivered an opinion as to our status as a REIT. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented our affiliates on unrelated matters.

EXPERTS

The consolidated financial statements of PS Business Parks, Inc. appearing in PS Business Parks, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of PS Business Parks, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PS BUSINESS PARKS, INC.

By this prospectus, we may offer-

Common Stock

Preferred Stock

Equity Stock

Depositary Shares

Warrants

Debt Securities

Units

This prospectus contains a general description of the debt and equity securities that we may offer for sale, in one or more series or classes, separately or together, in amounts, at prices and on terms to be determined at the time we offer those securities. In addition, selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

You should read this prospectus and any applicable prospectus supplement, which will provide the specific terms of the securities being offered to you, carefully before you invest.

Corporate Headquarters:

701 Western Avenue

Glendale, CA 91201-2397

(818) 244-8080

Our common stock is traded on the New York Stock Exchange under the symbol “PSB.” On March 9, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $63.06.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

March 13, 2012

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

i

SUMMARY

PS Business Parks, Inc. is a fully-integrated, self-advised and self-managed real estate investment trust or “REIT,” that owns, operates acquires, and develops commercial properties, primarily multi-tenant flex, office and industrial space. PS Business Parks, L.P., a California limited partnership that we refer to as our “Operating Partnership,” owns directly or indirectly substantially all of our assets and we conduct substantially all of our business through it. We are the sole general partner of the Operating Partnership and, as of December 31, 2011, we owned 76.8% of the common partnership units in the Operating Partnership. The remaining common partnership units are owned by Public Storage. As the sole general partner of the Operating Partnership, we have full, exclusive and complete responsibility and discretion in managing and controlling the Operating Partnership. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “PS Business Parks,” “Company,” “we,” “us,” “our,” or similar references mean PS Business Parks, Inc. and its subsidiaries, including the Operating Partnership.

As of December 31, 2011, we owned and operated 27.2 million rentable square feet of commercial space, comprising 102 business parks, located in eight states: Arizona, California, Florida, Maryland, Oregon, Texas, Virginia and Washington. We focus on owning concentrated business parks as these parks provide us with the greatest flexibility to meet our customers’ needs. We also manage 1.3 million rentable square feet on behalf of Public Storage.

We were incorporated in California and elected to be taxed as a REIT beginning with our 1990 taxable year. To the extent that we continue to qualify as a REIT, we will not be taxed, with certain limited exceptions, on the net income that we distribute currently to our shareholders. Our principal executive offices are located at 701 Western Avenue, Glendale, California 91201-2397. Our telephone number is (818) 244-8080.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) on February 27, 2012 and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we and/or selling shareholders named in a supplement to this prospectus may sell from time to time an indeterminate amount of common stock, preferred stock, equity stock, depositary shares, warrants, debt securities and units, in any combination, in one or more offerings at indeterminate prices. This prospectus provides a general description of the securities that we may offer. Each time we offer any of the types of securities described in this prospectus, we will prepare and distribute a prospectus supplement that will contain a description of the specific terms of the securities being offered and of the offering. The prospectus supplement may also supplement the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before purchasing any securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy all or any portion of this information at the Commission’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Commission, 100 F Street, Room 1580, N.E., Washington, D.C. 20549 after payment of fees prescribed by the Commission. You may telephone the Commission at 1-800-SEC-0330 for further information on the Commission’s public reference facilities. The Commission also maintains a website at http://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the Commission.

We have filed a registration statement on Form S-3, of which this prospectus is a part, with the Commission to register offers and sales of the securities described in this prospectus under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the Commission as described above.

The Commission allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the Commission, which means that we can disclose that information to you by referring in this prospectus to the documents we file with the Commission. Under the Commission’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:

SEC Filing (File No. 1-10709)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2011
Current Reports on Form 8-K	Filed January 6, 2012; January 9, 2012 (amending Form 8-K filed December 20, 2011); January 12, 2012; January 12, 2012; and February 24, 2012
Description of our common stock contained in Registration Statement on Form 8-A, as supplemented by the description of our common stock contained in this prospectus	Effective September 8, 2008

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange of 1934 (excluding any information furnished rather than filed in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:

Investor Services Department

PS Business Parks, Inc.

701 Western Avenue

Glendale, California 91201-2349

Telephone: (800) 421-2856, or

                    (818) 244-8080

Facsimile: (818) 241-0627

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus contains forward-looking statements. For this purpose, any statements contained or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends,” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including but not limited to: (a) changes in general economic and business conditions; (b) decreases in rental rates or increases in vacancy rates/failure to renew or replace expiring leases; (c) tenant defaults; (d) the effect of the recent credit and financial market conditions; (e) our failure to maintain our status as a REIT; (f) the economic health of our tenants; (g) increases in operating costs; (h) casualties to our properties not covered by insurance; (i) the availability and cost of capital; (j) increases in interest rates and its effect on our stock price; and (k) other factors discussed from time to time in our annual and quarterly reports that are incorporated by reference into this prospectus under the heading “Risk Factors”. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, the inclusion of any forward-looking statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by law.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or “free writing prospectus”, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to, the acquisition of commercial properties, repayment of our outstanding debt, redemption of preferred securities and general business purposes. Pending their use, we may invest the net proceeds in short-term, interest bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

We compute our ratio of earnings from continuing operations to combined fixed charges and preferred stock distributions by dividing our earnings from continuing operations by our combined fixed charges and preferred stock distributions. Earnings from continuing operations consists of income from continuing operations plus fixed charges.

	For the years ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings from continuing operations to combined fixed charges and preferred distributions	2.6	1.8	5.2	1.5	1.4

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share. At February 20, 2012, we had outstanding 24,129,684 shares of common stock (excluding shares issuable upon exchange of interests in our operating partnership and shares subject to options).

Common Stock

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of preferred stock or upon the exercise of warrants. The statements below describing our common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws.

Subject to any preference with respect to our preferred stock or equity stock, holders of our common stock will be entitled to receive distributions when, as and if declared by our board of directors, out of funds legally available therefor. Payment and declaration of dividends on our common stock and purchases of shares of common stock by us will be subject to certain restrictions if we fail to pay dividends on outstanding preferred stock. See “Description of Preferred Stock.” Upon any liquidation, dissolution or winding up of our company, holders of common stock will be entitled to share ratably in any assets available for distribution to them, after payment or provision for payment of the debts and our other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. Holders of our common stock have no preemptive rights, except such as have been provided to certain of our shareholders by contract, which means public shareholders have no right to acquire any additional shares of common stock that we may issue at a later date.

Each outstanding share of our common stock entitles the holder to one vote on all matters presented to our stockholders for a vote, with the exception that they have cumulative voting rights with respect to the election of our board of directors, in accordance with California law. Cumulative voting means that each holder of our common stock is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his or her name. A holder of our common stock may cumulate the votes for directors by casting all of the votes for one candidate or by distributing the votes among as many candidates as he or she chooses. Cumulative voting is intended to provide holders of smaller blocks of stock with more meaningful influence in the election of directors than they would have without cumulative voting. The outstanding shares of our common stock are, and additional shares of common stock will be, when issued, fully paid and nonassessable.

The partnership agreement of our operating partnership provides that we may not consummate a business combination in which we must have a vote of our stockholders unless the matter is also approved by the vote of the partners of the operating partnership. For this purpose, a business combination is any merger, consolidation or other combination with or into another person or sale of all or substantially all of our assets, or any reclassification, recapitalization or change of our existing common stock. These provisions have the effect of increasing Public Storage’s influence over us, due to its ownership of operating partnership units, and also make it more difficult for us to consummate a business combination.

Our common stock is traded on the New York Stock Exchange under the symbol “PSB.” The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock or our equity stock which we may designate and issue in the future. See “Description of Preferred Stock” and “Description of Equity Stock.”

Ownership Limitations

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In order to maintain our qualification as a REIT, our articles of incorporation provide certain restrictions on the shares of capital stock that any shareholder may own.

Our articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (A) 7.0% of the outstanding shares of our common stock and (B) 9.9% of the outstanding shares of each class or series of shares of our preferred stock or equity stock and that all shares of stock be imprinted with a legend setting forth that restriction. Our articles of incorporation provide, however, that no person shall be deemed to exceed the ownership limit solely by reason of the beneficial ownership of shares of any class of stock to the extent that such shares of stock were beneficially owned by such person (including Public Storage) upon completion of, and after giving effect to, the merger with American Office Park Properties. Thus, this limitation does not affect the ownership of common stock held by Public Storage and certain other shareholders at the time of the merger. Furthermore, the limitation does not apply with respect to shares of stock deemed to be owned by a person as a result of such person’s ownership of shares of Public Storage (however, such ownership will be taken into account in determining whether a subsequent acquisition or transfer of our shares (but not Public Storage) violates the ownership limit). The ownership limitation is intended to assist in preserving our REIT status in view of Public Storage’s substantial ownership interest in us and the Hughes family’s substantial ownership interest in Public Storage. There can be no assurance, however, that such ownership limit will enable us to satisfy the requirement that a REIT not be “closely held” within the meaning of Section 856(h) of the Code for any given taxable year, in part as a result of the provision described above providing that the ownership limitation generally does not apply to our shares deemed to be owned as a result of a person’s ownership of shares of Public Storage.

Our articles of incorporation provide that our board of directors, in its sole and absolute discretion, may grant exceptions to the ownership limits, so long as (A) our board has determined that we would not be “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the event in question takes place during the second half of a taxable year) and would not otherwise fail to qualify as a REIT, after giving effect to an acquisition by an excepted person of beneficial ownership of the maximum amount of capital stock permitted as a result of the exception to be granted, and taking into account the existing and permitted ownership by other persons of stock (taking into account any other exceptions granted) and (B) the excepted persons provide to our board such representations and undertakings as our board may require. In any case, no holder may own or acquire, either directly, indirectly or constructively under the applicable attribution rules of the Code, any shares of any class of capital stock if such ownership or acquisition (i) would cause more than 50% in value of outstanding capital stock to be owned, either directly or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds), (ii) would result in our stock being beneficially owned by less than 100 persons (determined without reference to any rules of attribution) or (iii) would otherwise result in our failing to qualify as a REIT.

Our articles of incorporation generally provide that if any holder of capital stock purports to transfer shares to a person or there is a change in our capital structure, and either the transfer or the change in capital structure would result in our failing to qualify as a REIT, or such transfer or the change in capital structure would cause the transferee to hold shares in excess of the applicable ownership limit, then the shares causing the violation will be automatically transferred to a trust for the benefit of a designated charitable beneficiary. The purported transferee of those shares will have no right to receive dividends or other distributions with respect to them and will have no right to vote the shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by us that the shares have been transferred to a trust will be paid to the trustee of the trust for the benefit of the charitable beneficiary upon demand. The trustee will designate a transferee of those shares so long as the shares would not violate the restrictions on ownership in the articles of incorporation in the hands of the designated transferee. Upon the sale of such shares, the purported transferee will receive out of any proceeds remaining after payment of expenses of the charitable trust and us the lesser of (A)(i) the price per share such purported transferee paid for the stock in the purported transfer that resulted in the transfer of the shares to the trust, or (ii) if the transfer or other event that resulted in the transfer of the shares to the trust was not a transaction in which the purported transferee gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust and (B) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Each purported transferee shall be deemed to have waived any claims such purported transferee may have against the trustee and us arising from the disposition of the shares, except for claims arising from the trustee’s or our gross negligence, willful misconduct, or failure to make payments when required by the articles of incorporation.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock, par value $.01 per share. At March 1, 2012, we had 26,576 outstanding shares of preferred stock (represented by 26,575,826 depositary shares). Our articles of incorporation provide that the preferred stock may be issued from time to time in one or more series and give our board of directors broad authority to fix the dividend and distribution rights, conversion and voting rights, if any, redemption provisions and liquidation preferences of each series of preferred stock. Holders of preferred stock have no preemptive rights. The preferred stock will be, when issued, fully paid and nonassessable.

The issuance of preferred stock with special voting rights could be used to deter attempts to obtain control of us in transactions not approved by our board of directors. We have no present intention to issue stock for that purpose. For a discussion of provisions in the partnership agreement of the operating partnership that restrict our ability to enter into business combinations, see “Description of Common Stock.”

Outstanding Preferred Stock

At March 1, 2012, we had outstanding five series of preferred stock, and had reserved for issuance, upon conversion of preferred units in our operating partnership, an additional series. Each series (1) has a stated value of $25 per share (in the case of shares reserved for issuance upon the conversion of preferred units) or per depositary share, (2) in preference to the holders of shares of our common stock and any other capital stock ranking junior to the preferred stock as to payment of dividends, provides for cumulative quarterly dividends calculated as a percentage of the stated value (ranging from 6.45% to 7.0%) and (3) is subject to redemption, in whole or in part, at our election (on and after various dates between the present and January 2017) at a cash redemption price of $25 per share (in the case of shares reserved for issuance upon the conversion of preferred units) or per depositary share, plus accrued and unpaid dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or any other shares of capital stock ranking as to such distributions junior to the preferred stock, liquidating distributions in the amount of $25 per share (in the case of shares reserved for issuance upon the conversion of preferred units) or per depositary share, plus all accumulated and unpaid dividends.

Except as expressly required by law and in certain other limited circumstances, holders of the preferred stock are not entitled to vote. The consent of holders of at least 66 2/3% of the outstanding shares of the preferred stock, voting as a single class, is required to authorize another class of shares senior to the preferred stock.

We have reserved for issuance, upon conversion of preferred units in our operating partnership, one series of preferred stock. To the extent we issue any shares of any such series of preferred stock, we may not consolidate with, merge into or with, or convey, transfer or lease our assets substantially as an entirety to, any corporation or other entity, in a manner that would materially and adversely affect the outstanding shares of the series, without the affirmative vote of the holders of a majority of the outstanding shares of such series, subject to certain exceptions or unless we are the surviving entity.

Our depositary shares representing interests in our preferred stock are traded on the New York Stock Exchange under the symbols “PSB-H,” “PSB-I,” “PSB-P,” “PSB-R,” and “PSB-S.”

Ownership Limitations

For a discussion of the ownership limitations that apply to preferred stock, see “Description of Common Stock—Ownership Limitations.”

Future Series of Preferred Stock

The following description of preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (including the applicable form of certificate of determination) and bylaws.

Reference is made to the prospectus supplement relating to the preferred stock offered thereby for specific terms, including, where applicable, the following: (1) the title and stated value of such preferred stock; (2) the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to such preferred stock; (4) the date from which dividends on such preferred stock shall accumulate, if applicable; (5) the provision for a sinking fund, if any, for such preferred stock; (6) the provision for redemption, if applicable, of such preferred stock; (7) any listing of such preferred stock on any securities exchange; (8) the terms and conditions, if applicable, upon which such preferred stock will be convertible into common stock, including the conversion price (or manner of calculation); (9) the voting rights, if any, of such preferred stock; (10) any other specific terms, preferences, rights, limitations or restrictions of such preferred stock; (11) the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and (12) any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Ranking.    The ranking of the preferred stock is set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, such preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs, rank (i) senior to the common stock, any additional class of common stock and any series of preferred stock expressly made junior to such preferred stock; (ii) on a parity with all preferred stock previously issued by us the terms of which specifically provide that such preferred stock rank on a parity with the preferred stock offered hereby; and (iii) junior to all preferred stock previously issued by us the terms of which specifically provide that such preferred stock rank senior to the preferred stock offered hereby.

Dividends.    Holders of shares of the preferred stock of each series offered hereby will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of our company on such record dates as shall be fixed by our board of directors.

Dividends on any series of the preferred stock offered hereby may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

No dividends (other than in common stock or other capital stock ranking junior to the preferred stock of any series as to dividends and upon liquidation) will be declared or paid or set aside for payment (nor will any other distribution be declared or made upon the common stock, or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation), nor will any common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless (i) if such series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

If for any taxable year, we elect to designate as “capital gain dividends” (as defined in the Code) any portion of the dividends paid or made available for the year to the holders of our stock, then the portion of the dividends designated as capital gain dividends that will be allocable to the holders of preferred stock will be an amount equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends, within the meaning of the Code, paid or made available to the holders of preferred stock for the year, and the denominator of which will be the total dividends paid or made available to holders of all classes and series of our outstanding stock for that year.

Any dividend payment made on shares of a series of cumulative preferred stock offered hereby will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption.    If so provided in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock offered hereby that is subject to mandatory redemption will specify the number of shares of such preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which will not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the applicable prospectus supplement.

Notwithstanding the foregoing, no shares of any series of preferred stock offered hereby will be redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for capital stock of our company ranking junior to the preferred stock of such series as to dividends and upon liquidation) unless all outstanding shares of preferred stock of such series are simultaneously redeemed unless, in each case, (i) if such series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If fewer than all of the outstanding shares of preferred stock of any series offered hereby are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our stock transfer books. Each notice will state: (i) the redemption date; (ii) the number of shares and series of the preferred stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of preferred stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. In order to facilitate the redemption of shares of preferred stock, our board of directors may fix a record date for the determination of shares of preferred stock to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.

Notice having been given as provided above, from and after the date specified therein as the date of redemption, unless we default in providing funds for the payment of the redemption price on such date, all dividends on the preferred stock called for redemption will cease. From and after the redemption date, unless we so default, all rights of the holders of the preferred stock as our shareholders, except the right to receive the redemption price (but without interest), will cease.

Subject to applicable law and the limitation on purchases when dividends on preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to any series of the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up.

Voting Rights.    Holders of the preferred stock offered hereby will not have any voting rights, except as set forth below or as otherwise expressly required by law or as indicated in the applicable prospectus supplement.

The affirmative vote or consent of the holders of at least a majority of the outstanding shares of our series N preferred stock (which may be issued upon conversion of preferred units in our operating partnership) will be required to amend or repeal any provision of or add any provision to, our articles of incorporation, including the certificate of determination, if such action would materially and adversely alter or change the rights, preferences or privileges of such series of preferred stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of each of our series H, I, P, R and S preferred stock will be required to amend or repeal any provision of or add any provision to, our articles of incorporation, including the certificate of determination, if such action would adversely alter or change the rights, preferences or privileges of such series of preferred stock.

No consent or approval of the holders of any series of preferred stock offered hereby will be required for the issuance from our authorized but unissued preferred stock of other shares of any series of preferred stock ranking on a parity with or junior to such series of preferred stock, or senior to a series of preferred stock expressly made junior to other series of preferred stock, as to payment of dividends and distribution of assets, including other shares of such series of preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of preferred stock had been redeemed or called for redemption upon proper notice and sufficient funds had been deposited in trust to effect such redemption.

We may designate additional series of preferred stock to be issued upon conversion of any additional series of preferred units in our operating partnership. To the extent we issue any shares of any such series of preferred stock, we will not be able to consolidate with, merge into or with, or convey, transfer or lease our assets substantially as an entirety to, any corporation or other entity without the affirmative vote of the holders of a majority of the outstanding shares of such series, subject to certain exceptions or unless we are the surviving entity.

Conversion Rights.    The terms and conditions, if any, upon which shares of any series of preferred stock offered hereby are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

DESCRIPTION OF EQUITY STOCK

We are authorized to issue 100,000,000 shares of equity stock, par value $.01 per share. At March 1, 2012, we had no outstanding shares of equity stock. Our articles of incorporation provide that the equity stock may be issued from time to time in one or more series and give our board of directors broad authority to fix the dividend and distribution rights, conversion and voting rights, redemption provisions and liquidation rights of each series of equity stock. Holders of equity stock have no preemptive rights. The shares of equity stock will be, when issued, fully paid and nonassessable.

The issuance of equity stock with special voting rights could be used to deter attempts to obtain control of our company in transactions not approved by our board of directors. We have no present intention to issue stock for that purpose. For a discussion of provisions in the partnership agreement for the operating partnership that restrict our ability to enter into business combinations, see “Description of Common Stock.”

Ownership Limitations

For a discussion of the ownership limitations that apply to equity stock, see “Description of Common Stock—Ownership Limitations.”

Terms of Equity Stock

The following description of equity stock sets forth certain general terms and provisions of the equity stock to which any prospectus supplement may relate. The statements below describing the equity stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (including the applicable form of certificate of determination) and bylaws.

Reference is made to the prospectus supplement relating to the equity stock offered thereby for specific terms, including, where applicable, the following: (1) the designation of such equity stock; (2) the number of shares of such equity stock offered, the liquidation rights and the offering price of such equity stock; (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to such equity stock; (4) the provision for a sinking fund, if any, for such equity stock; (5) the provision for redemption, if applicable, of such equity stock; (6) any listing of such equity stock on any securities exchange; (7) the terms and conditions, if applicable, upon which such equity stock will be convertible into common stock, including the conversion price (or manner of calculation thereof); (8) the voting rights, if any, of such equity stock; (9) any other specific terms, rights, limitations or restrictions of such equity stock; and (10) the relative ranking of such equity stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Ranking.    The ranking of the equity stock is set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, such equity stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs, rank on a parity with the common stock. The equity stock will rank junior to the preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Dividends.    Holders of shares of the equity stock of each series offered hereby shall be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors. Unless otherwise specified in the applicable prospectus supplement, dividends on such equity stock will be non-cumulative.

Redemption.    If so provided in the applicable prospectus supplement, the shares of equity stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of equity stock offered hereby that is subject to mandatory redemption will specify the number of shares of such equity stock that we will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such equity stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash, securities or other property, as specified in the applicable prospectus supplement.

If fewer than all of the outstanding shares of equity stock of any series offered hereby are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of equity stock of any series to be redeemed at the address shown on our stock transfer books. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the equity stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such equity stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of equity stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of equity stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. In order to facilitate the redemption of shares of equity stock, our board of directors may fix a record date for the determination of shares of equity stock to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.

Notice having been given as provided above, from and after the date specified therein as the date of redemption, unless we default in providing funds for the payment of the redemption price on such date, all dividends on the equity stock called for redemption will cease. From and after the redemption date, unless we so default, all rights of the holders of the equity stock as our shareholders, except the right to receive the redemption price (but without interest), will cease.

Liquidation Rights.    If we voluntarily or involuntarily liquidate, dissolve or wind-up our affairs, then, before any distribution or payment may be made to the holders of the equity stock or any other class or series of our capital stock ranking junior to any series of the preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share, plus an amount equal to all dividends accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.

If liquidating distributions have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up, including the equity stock, according to their respective rights and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of our property or assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of the equity stock will rank on a parity with the holders of the common stock, subject to any maximum or minimum distribution to holders of equity stock specified in such prospectus supplement.

Voting Rights.    Unless otherwise specified in the applicable prospectus supplement, holders of the equity stock will have the same voting rights as holders of the common stock.

No consent or approval of the holders of any series of equity stock will be required for the issuance from our authorized but unissued equity stock of other shares of any series of equity stock including shares of such series of equity stock.

Conversion Rights.    The terms and conditions, if any, upon which shares of any series of equity stock offered hereby are convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the equity stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the equity stock or automatically upon the occurrence of certain events, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such equity stock.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock or equity stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock or equity stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in the prospectus supplement. The shares of preferred stock or equity stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the depositary, the holders of the depositary receipts and us. Depositary receipts, which are certificates evidencing depositary shares, will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the applicable deposit agreement, the form of depositary receipt, our articles of incorporation and the form of certificate of determination for the applicable series of preferred stock or equity stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the series of preferred stock or equity stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock or equity stock. In the event that the calculation of any such cash dividend or other cash distribution results in an amount which is a fraction of a cent, the amount the depositary will distribute will be rounded to the next highest whole cent if such fraction of a cent is equal to or greater than $.005, otherwise such fractional interest shall be disregarded.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and practicable, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation amount accorded each share of the applicable series of preferred stock or equity stock, as set forth in the prospectus supplement.

Redemption

If the series of preferred stock or equity stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock or equity stock held by the depositary. Whenever we redeem any preferred stock or equity stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock or equity stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock or equity stock and the depositary shares to the record holders of the depositary receipts.

Conversion

If the series of preferred stock or equity stock represented by the applicable series of depositary shares is convertible into a different class of our securities, the depositary shares will also be convertible on the terms described in the applicable prospectus supplement.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock or equity stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock or equity stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock or equity stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock or equity stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock or Equity Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock or equity stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock or equity stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock or equity stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock or equity stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder the preferred stock or equity stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by the depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock or equity stock in connection with our liquidation, dissolution or winding up and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock or equity stock and the initial issuance of the depositary shares, and redemption of the preferred stock or equity stock and all withdrawals of preferred stock or equity stock by owners of depositary shares.

Holders of depositary receipts will pay transfer and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by such depositary receipts if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock or equity stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock or equity stock.

Neither the depositary nor we assume any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its or our gross negligence, willful misconduct or bad faith. Neither the depositary nor we will be liable if the depositary or us is prevented or delayed by law or, in the case of the depositary, any circumstance beyond its control, in performing its or our obligations under the deposit agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock or equity stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Holders of depositary receipts may inspect the depositary’s transfer records for the depositary receipts at the depositary’s office during normal business hours, provided that such inspection is for a proper purpose.

Registration of Transfer of Receipts

The depositary will register on its books transfers of depositary receipts upon surrender of the receipt by the holder, properly endorsed or accompanied by appropriate instruments of transfer, subject to certain restrictions and conditions set forth in the deposit agreement. Title to depositary shares represented by a depositary receipt, which is properly endorsed or accompanied by appropriate instruments of transfer, will be transferable by delivery with the same effect as in the case of a negotiable instrument.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We have no warrants outstanding (other than options issued under our stock option plan). We may issue warrants for the purchase of common stock, preferred stock, equity stock or debt securities. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the applicable prospectus supplement and us. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the designation, number and terms of the shares of common stock, preferred stock or equity stock purchasable upon exercise of such warrants; (5) the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security; (6) the date, if any, on and after which such warrants and the related common stock, preferred stock or equity stock, if any, will be separately transferable; (7) the price at which each share of common stock, preferred stock or equity stock purchasable upon exercise of such warrants may be purchased, and provisions for changes to or adjustments in such price; (8) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such warrants which may be exercised at any one time; and (10) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and a trustee to be named therein, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939, as amended.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or resolution of our board of directors related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement will include any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•

the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•

any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants.    Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change of Control.    Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default.    An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of all series affected thereby;

•	there occurs any other event of default provided for in such series of senior debt securities;

•

a court having jurisdiction enters a decree or order for (1) relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or (3) the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•

we (1) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; (2) consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or (3) effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance.    The senior indenture provides that, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•

all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•

the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

•

we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

•

such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•

we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under or upon any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director, past, present or future, of ours or of any predecessor or successor corporation thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee.    The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law.    The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF UNITS

We may offer units, which may represent an interest in one or more debt securities, warrants, shares of common stock, shares of preferred stock, shares of equity stock, or depositary shares described in this prospectus. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus and any related prospectus supplement may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities may not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Information about any selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the taxation of PS Business Parks as a REIT and the acquisition, ownership and disposition of our common stock. If we offer securities other than common stock, information about any additional income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered. For purposes of the following discussion, references to “our company,” “we” and “us” mean PS Business Parks, Inc. and not its subsidiaries or affiliates, “operating partnership” refers to P.S. Business Parks, L.P., “AOPP” refers to American Office Park Properties, Inc. and “merger” refers to the merger of our company with AOPP.

Because this is a summary that is intended to address only the U.S. federal income tax considerations relating to the ownership and disposition of our common stock, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:

1. The tax considerations to you may vary depending on your particular tax situation;

2. Special rules that are not discussed below may apply to you if you are subject to special tax treatment under the Internal Revenue Code, or the Code, including:

•	broker-dealers;

•	financial institutions;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	insurance companies;

•	non-U.S. shareholders (as defined below), except to the extent discussed below in “U.S. Taxation of Non-U.S. Shareholders”;

•	persons holding 10% or more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common stock on behalf of other persons as nominees; persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	REITs;

•	regulated investment companies, or RICs;

•	subchapter S corporations;

•	foreign (non-U.S.) governments;

•	tax-exempt organizations, except to the extent discussed below in “Taxation of Tax-Exempt Shareholders”;

•	trusts and estates; or

•	U.S. expatriates.

3. This summary addresses neither U.S. federal taxes other than income tax nor state, local or non-U.S. tax considerations;

4. This summary deals only with PS Business Parks common shareholders that hold common stock as “capital assets,” within the meaning of Section 1221 of the Code; and

5. This discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your tax advisor to determine the effect of acquiring, owning and disposing of our common stock in your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, current, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not requested and do not plan to request any rulings from the IRS concerning the tax treatment of our company or the operating partnership. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of PS Business Parks as a REIT

General.    Our company has elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code. We believe that we have been and that we are organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT.

We have received an opinion of the law firm of Hogan Lovells US LLP, or Hogan Lovells, that, as of the date of this Registration Statement:

(1) We have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code for the taxable year ended December 31, 2011, and that our current organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year 2012 and thereafter; and

(2) The statements under the heading “Material U.S. Federal Income Tax Considerations,” to the extent they describe matters of U.S. federal income tax law or U.S. federal income tax legal conclusions, are correct in all material respects.

It must be emphasized that the opinion of Hogan Lovells is based on various representations and assumptions, including upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Hogan Lovells. While we intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells or by us that we will qualify as a REIT for any particular year.

Taxation.    For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our shareholders. U.S. shareholders (as defined below) generally will be subject to taxation on dividends (other than designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT “C” corporations) generally are subject to federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, and through 2012, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of federal income taxation than if such income were earned by a non-REIT “C” corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

While we generally will not be subject to corporate income taxes on income that we distribute currently to shareholders, we will be subject to federal income tax as follows:

1. We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

2. We may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.

3. If we have (1) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to tenants in the ordinary course of business, or (2) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

4. Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to tenants in the ordinary course of business other than foreclosure property.

5. If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability.

6. We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which federal income tax was paid if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

7. We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

8. If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we would be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we disposed of those assets within 10 years after they were acquired. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership.

9. If we fail to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.

10. If we fail to satisfy certain of the requirements under the Code the failure of which would result in the loss of our REIT status, and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure in order to maintain our qualification as a REIT.

11. If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Furthermore, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for federal income tax purposes. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to federal, state and local corporate income taxes on its net income.

If we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis from a non-REIT “C” corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “— Taxation of U.S. Shareholders—Qualified Dividend Income.”

Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. that issues transferable shares or transferable certificates to evidence its beneficial ownership;

3. that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4. that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

5. that is beneficially owned by 100 or more persons;

6. not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

7. that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8. that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder; and

9. that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions 1, 2, 3 and 4 above must be met during the entire taxable year and condition 5 above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions 5 and 6 do not apply during the first taxable year for which an election is made to be taxed as a REIT. For purposes of determining share ownership under condition 6 above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition 6 above.

We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our articles of incorporation contain restrictions regarding the transfer of shares of beneficial interests that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions 5 and 6 above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. Moreover, these restrictions will not apply to shares owned at the time of the merger, or to shares of our stock deemed to be owned by a person as a result of such person’s ownership of shares of Public Storage (however, such deemed ownership will be taken into account in determining whether a subsequent acquisition or transfer of shares of our company (but not Public Storage) violates the limitations). If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

To monitor compliance with condition 6 above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or exercising reasonable diligence, would not have known, of a failure to meet condition 6 above, then we will be treated as having met condition 6 above.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. As a result of the merger, our company succeeded to various tax attributes of AOPP, including any undistributed earnings and profits. AOPP was taxable as a non-REIT C corporation prior to 1997, but does not believe that it has transferred any undistributed non-REIT earnings and profits to our company. However, neither we nor AOPP has sought an opinion of counsel or outside accountants to the effect that we did not acquire any undistributed non-REIT earnings and profits from AOPP. There can be no assurance that the IRS would not contend otherwise on a subsequent audit.

If the IRS determined that we inherited undistributed non-REIT earnings and profits and that we did not distribute the non-REIT earnings and profits by the end of that taxable year, it appears that we could avoid disqualification as a REIT by using “deficiency dividend” procedures to distribute the non-REIT earnings and profits. The deficiency dividend procedures would require us to make a distribution to shareholders, in addition to the regularly required REIT distributions, within 90 days of a “determination” under Section 860 of the Code, and we would have to pay to the IRS an interest charge based on the amount of the undistributed non-REIT earnings and profits. Finally, if AOPP were determined not to have qualified as a REIT for the taxable year ended December 31, 1997 or its short taxable year ending at the time of the merger, we would not be eligible to elect REIT status for up to four years after the year in which AOPP failed to qualify as a REIT. AOPP made an election to be taxed as a REIT commencing with its taxable year ended December 31, 1997. We and AOPP believe that AOPP’s election is valid and that AOPP was organized, and operated in 1997 and until the time of the merger, in conformity with the requirements for taxation as a REIT.

Qualified REIT Subsidiaries.    We may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Income of a qualified REIT subsidiary will not be subject to federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than five percent of the value of our total assets, as described below in “— Asset Tests Applicable to REITs.”

Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain “straight debt” securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of U.S. Shareholders—Qualified Dividend Income.”

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made directly or indirectly to us in excess of a certain amount. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Ownership of Partnership Interests by a REIT.    A REIT that owns an equity interest in an entity treated as a partnership for federal income tax purposes is deemed to own its share (based upon its proportionate share of the capital of the partnership) of the assets of the partnership and is deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of assets and items of income of the operating partnership, including the operating partnership’s share of assets and items of income of any subsidiaries that are treated as partnerships for federal income tax purposes, are treated as assets and items of income of our company for purposes of applying the REIT asset and income tests. For these purposes, under current Treasury regulations our interest in each of the partnerships must be determined in accordance with our “capital interest” in each entity, as applicable. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. We have control over the operating partnership and substantially all of the partnership and limited liability company subsidiaries of the operating partnership and intend to operate them in a manner that is consistent with the requirements for qualification of our company as a REIT.

We believe that the operating partnership and each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as partnerships or disregarded for federal income tax purposes and will not be taxable as corporations. If any of these entities were treated as a corporation, it would be subject to an entity-level tax on its income and we could fail to meet the REIT income and asset tests. See “—Taxation of PS Business Parks as a REIT—Income Tests Applicable to REITs” and “—Taxation of PS Business Parks as a REIT—Asset Tests Applicable to REITs” below.

Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met:

•

The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in a tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Any such tenant is referred to as a “related party tenant.” Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging property or, for taxable years of REITs beginning after July 30, 2008, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property;” and

•

We generally must not provide directly impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no income or a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may provide through an independent contractor or a taxable REIT subsidiary, which may be wholly or partially owned by us, both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income we receive from providing impermissible tenant services at a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of our direct cost in providing the service.

In light of these requirements, we do not intend to take any of the actions listed below, unless we determine that the resulting nonqualifying income, taken together with all other nonqualifying income that we earn in the taxable year, will not jeopardize our status as a REIT:

1. charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or sales, as permitted and described above);

2. rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;

3. derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

4. directly perform services considered to be noncustomary or “rendered to the occupant” of the property.

We provide services and access to third party service providers at some or all of our properties. However, based on our experience in the rental markets where the properties are located, we believe that all access to service providers and services provided to tenants by our company either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions. We monitor the activities at our properties and believe that we have not provided services that will cause us to fail to meet the income tests. We intend to continue to monitor the services provided at, and the nonqualifying income arising from, each of our properties. We have earned and expect to continue to earn a small amount of nonqualifying income relative to our total gross income in any relevant taxable year. We believe that the amount of nonqualifying income generated from these activities has not affected and will not affect our ability to meet the 95% gross income tests.

“Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that would fail to qualify under the 75% and 95% gross income tests.

Our share of any dividends received from our corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which we own an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on nonqualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we disclose to the IRS the sources of our income as required by the Code and applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed under “—Taxation of PS Business Parks as a REIT—General,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Prohibited Transaction Income.    Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to tenants in the ordinary course of business, including our share of any such gain realized through our subsidiary partnerships and disregarded entities for federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Any foreign currency gain (as defined in Section 988(b)(1) of the Code) recognized in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. Under existing law, whether property is held as inventory or primarily for sale to tenants in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property with respect to a property we sell for the purposes of the 100% tax if (i) we have held the property for at least two years (or, for sales on or prior to July 30, 2008, four years) for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years (or, for sales on or prior to July 30, 2008, four years) preceding the sale are less than 30% of the net selling price of the property, and (iii) (a) we have seven or fewer sales of property for the year of sale or (b) either (I) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, or (II) for sales after July 30, 2008, the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and (III) in the case of either (I) or (II), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.”

We intend to hold our facilities for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our facilities and to make occasional sales of facilities as are consistent with our investment objectives. However, the IRS may successfully contend that some or all of the sales made by us are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•

rents paid to us by certain tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our tenants leasing comparable space who are receiving services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

While we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets:

1. At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include our allocable share of real estate assets held by entities that are treated as partnerships or that are disregarded for federal income tax purposes, as well as stock or debt instruments that are purchased with the proceeds of an offering of shares or a public offering of debt with a term of at least five years, but only for the 1-year period beginning on the date we receive such proceeds.

2. Not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and government securities);

3. Except for equity investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purpose of the 75% test described in clause 1:

•	the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below; and

4. Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries (20% for our taxable years prior to 2009) (herein referred to as the 25% TRS asset test).

Securities for purposes of the asset tests may include debt securities. However, the Code specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe-harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the Code; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test only, to the extent we hold debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of our interest as a partner in the partnership, are not considered securities.

Debt will meet the “straight debt” safe harbor if (1) neither we, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

We believe that the aggregate value of our interests in our taxable REIT subsidiaries does not exceed, and in the future will not exceed, 25% of the aggregate value of our gross assets (20% for our taxable years prior to 2009). As of each relevant testing date prior to the election to treat each corporate subsidiary of our company or any other corporation in which we own an interest as a taxable REIT subsidiary, we believe we did not own more than 10% of the voting securities of any such entity. In addition, we believe that as of each relevant testing date prior to the election to treat each corporate subsidiary of our company or any other corporation in which we own an interest as a taxable REIT subsidiary of PS Business Parks, our pro rata share of the value of the securities, including debt, of any such corporation or other issuer did not exceed 5% of the total value of our assets.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that it complies with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. However, no independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets (including, for our tax years beginning with 2009, a discrepancy caused solely by the change in the foreign currency exchange rate used to value a foreign asset). If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. An acquisition of securities could include an increase in our interest in our operating partnership, the exercise by limited partners of their redemption right relating to units in the operating partnership or an additional capital contribution of proceeds of an offering of our stock. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 25% TRS (20% for our taxable years prior to 2009) or 5% asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions described in the next paragraph.

Furthermore, the failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed either 1% of our assets at the end of the relevant quarter or $10,000,000, we can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. For a violation of any of the asset tests not described in the prior sentence (including the 75%, 25% and the 25% TRS (20% for our taxable years prior to 2009) asset tests), we can avoid disqualification as a REIT if the violation is due to reasonable cause and we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence. In such a case, we must also pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”, computed without regard to the dividends paid deduction and our net capital gain; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

We generally must pay these distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. The amount distributed must not be preferential — i.e., every shareholder of the class of shares with respect to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on that amount at regular corporate tax rates.

We intend to make timely distributions sufficient to satisfy our annual distribution requirements. In this regard, the partnership agreement of the operating partnership authorizes us, as general partner, to take steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit the company to meet these distribution requirements. Although we anticipate that our cash flow will permit us to make those distributions, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements. In this event, we may find it necessary to arrange for short–term, or possibly long–term, borrowings to fund required distributions or to pay dividends in the form of taxable dividends of our shares.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax and excess distributions from the immediately preceding year may be carried over.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record–Keeping Requirements.    We are required to comply with applicable record–keeping requirements. Failure to comply could result in monetary fines.

Failure of PS Business Parks to Qualify as a REIT.    If we fail to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “— Taxation of PS Business Parks as a REIT — Asset Tests Applicable to REITs,” and “— Taxation of PS Business Parks as a REIT — Income Tests Applicable to REITs”), we can avoid termination of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.

Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains earned by us. Non-corporate shareholders currently would be taxed on these dividends at capital gains rates; corporate shareholders may be eligible for the dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. There can be no assurance that we would be entitled to any statutory relief.

Taxation of U.S. Shareholders

As used in the remainder of this discussion, the term “U.S. shareholder” means a beneficial owner of a share of our common stock that is, for U.S. federal income tax purposes:

•	a citizen or resident, as defined in Section 7701(b) of the Code, of the United States;

•

a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for U.S. federal income tax purposes that was created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury regulations provide otherwise;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

in general, a trust whose administration is subject to the primary supervision of a United States court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. shareholders.

If you hold our common stock and are not a U.S. shareholder, you are a “non-U.S. shareholder.” If a partnership holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

Distributions by PS Business Parks—General.    As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of common stock or equity stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock and equity stock.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. This treatment will reduce the adjusted tax basis that each U.S. shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of PS Business Parks as a REIT—Annual Distribution Requirements Applicable to REITs.” Such losses, however, are not passed through to U.S. shareholders and may not be used to offset income of U.S. shareholders from other sources on their income tax returns. Such losses would not affect the character of any distributions that we make, which generally are subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Distributions.    We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. shareholder’s tax liability on the undistributed capital gain. A U.S. shareholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

1. a 15% rate gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15% (through 2012); or

2. an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed real property depreciation deductions.

We must determine the maximum amounts that we may designate as 15% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%.

Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income.    With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

1. the qualified dividend income received by us during such taxable year from non-REIT “C” corporations (including our corporate subsidiaries, other than qualified REIT subsidiaries, and our taxable REIT subsidiaries);

2. the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

3. the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of 1 above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Sunset of Reduced Tax Rate Provisions.    Tax Relief Unemployment Insurance Reauthorization, and Job Creation Act of 2010, which was signed into law on December 17, 2010, extended through December 31, 2012 certain reduced tax rates that had been scheduled to expire after December 31, 2010, including the reduced 15% maximum rate of tax on capital gains, the reduced 35% maximum rate of tax on ordinary income of noncorporate taxpayers, and the application of the capital gains tax rate to “qualified dividend income.” Upon the sunset of the current provisions, all dividend income of REITs and non-REIT corporations would be taxable at ordinary income rates and the maximum capital gain tax rate for gains other than “unrecaptured section 1250 gains” would be increased (from 15% to 20%). The impact of this reversion is not discussed herein. Consequently, shareholders should consult their tax advisors regarding the effect of sunset provisions on an investment in common stock.

Other Tax Considerations.    Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. U.S. shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Shares.    If a U.S. shareholder sells or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. shareholder as a capital asset. The applicable tax rate will depend on the U.S. shareholder’s holding period in the asset (generally, if an asset has been held for more than one year, such gain or loss will be long-term capital gain or loss) and the U.S. shareholder’s tax bracket. A U.S. shareholder who is an individual or an estate or trust and who has long-term capital gain or loss will be subject to a maximum capital gain rate, which is currently 15% (through 2012). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In general, any loss recognized by a U.S. shareholder upon the sale or other disposition of common stock that have been held for six months or less, after applying the holding period rules, will be treated by such U.S. shareholders as a long-term capital loss, to the extent of distributions received by the U.S. shareholder from us that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.

Expansion of Medicare Tax.    The Health Care and Reconciliation Act of 2010 requires, in certain circumstances, certain U.S. shareholders that are individuals, estates and trusts to pay a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock, effective for taxable years beginning after December 31, 2012. Prospective investors should consult with their own tax advisors regarding this new legislation.

New Legislation Relating To Foreign Accounts.    Under recently enacted legislation, certain future payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock. See”—U.S. Taxation of Non-U.S. Shareholders—Foreign Account Tax Compliance Act.” Prospective investors should consult with their own tax advisors regarding this new legislation.

Taxation of Tax–Exempt Shareholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its common stock as “debt financed property” within the meaning of the Code and the shares are not otherwise used in its trade or business, the dividend income from us and gain from the sale of our common stock will not be unrelated business taxable income, or UBTI, to a tax-exempt shareholder. Generally, “debt financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in PS Business Parks will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

•

at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our shares contained in our organizational documents, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above should be inapplicable to our tax-exempt shareholders.

U.S. Taxation of Non–U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions by PS Business Parks.    As described in the discussion below, distributions paid by us with respect to our common stock will be treated for federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the “FIRPTA” provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would differ.

Ordinary Income Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is not attributable to our net capital gain; or

•

the distribution is attributable to the sale of “U.S. real property interests” or “USRPIs” and the non-U.S. shareholder owns 5% or less of our common stock at all times during the 1-year period ending on the date of the distribution.

Ordinary dividends that are effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates in the same manner as U.S. shareholders (including any applicable alternative minimum tax), except that a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions.    Unless (A) our common stock constitutes a USRPI, as described in “—Sale of Common Stock” below, or (B) either (1) the non-U.S. shareholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the his net capital gains), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld in excess of its underlying tax liability if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its common stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding tax at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability, and the non-U.S. shareholder may file for a refund from the IRS of any amount of withheld tax in excess of its underlying tax liability.

Capital Gain Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and either:

•	the distribution is attributable to our net capital gain (other than from the sale of USPRIs) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to our net capital gain from the sale of USPRIs and the non-U.S. shareholder owns more than 5% of the value of the shares at any time during the 1-year period ending on the date of the distribution.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. tax in the hands of the non-U.S. shareholder unless:

•

the non-U.S. shareholder’s investment in our common stock is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under the Foreign Investment in Real Property Tax Act, referred to as “FIRPTA,” distributions that are attributable to net capital gain from the sales by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% of the value of our common stock at any time during the 1-year period ending on the date of the distribution will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend. A non-U.S. shareholder that does not qualify for the special rule discussed above will be taxed on these amounts at the normal rates applicable to a U.S. shareholder and will be required to file a U.S. federal income tax return reporting these amounts. If such a non-U.S. shareholder is a corporation, it also may owe the 30% branch profits tax under Section 884 of the Code in respect of these amounts.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder that owns more than 5% of the value of our common stock at any time during the 1-year period ending on the date of the distribution will be subject to special withholding rules under FIRPTA. We will be required to withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability, and the non-U.S. shareholder may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability.

Undistributed Capital Gain.    Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-U.S. shareholder, and generally to receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.

Sale of Common Stock.    Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA.

Generally, with respect to any particular shareholder, our common stock will constitute a USRPI only if each of the following three statements is true:

•

Fifty percent or more of our assets throughout a prescribed testing period consists of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor. We believe that 50% or more of our assets will consist of interests in U.S. real property.

•

We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT less than 50% of the value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we expect that we likely will be domestically-controlled, we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity.

•

Either (a) our common stock are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our common stock is “regularly traded” on an established securities market but the selling non-U.S. shareholder has held over 5% of our outstanding common stock any time during the five-year period ending on the date of the sale. We expect that our common stock will continue to be regularly traded on an established securities market.

Specific wash sale rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other common stock during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if our common stock is “regularly traded” on an established securities market in the United States, such non-U.S. shareholder has owned more than 5% of our outstanding common stock at any time during the 1-year period ending on the date of such distribution.

If gain on the sale or exchange of our common stock by a non-U.S. shareholder were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In addition, the transferee of such stock may, in certain circumstances, be required to withhold at least 10% of the proceeds of any such sale or exchange. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Gain from the sale of our common stock that otherwise would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Foreign Account Tax Compliance Act.    On February 8, 2012, the Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance Act or “FATCA,” which was enacted in March of 2010. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. Under the proposed regulations, withholding is required (i) with respect to dividends on our common stock beginning on January 1, 2014, and (ii) with respect to gross proceeds from a sale or other disposition of our common stock that occurs on or after January 1, 2015.

Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to our common stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders.    In general, information-reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (at the rate of 28% through 2012, but scheduled to increase without legislative intervention to 31% on or after January 1, 2013) if:

1. the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

2. the IRS notifies the payer that the TIN furnished by the payee is incorrect;

3. there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

4. there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

Non–U.S. Shareholders.    Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the United States office of a United States or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a United States or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Tax Aspects of Our Ownership of Interests in the Operating Partnership and Other Partnerships

General.    Substantially all of our investments are held indirectly through the operating partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax at the partnership level. However, a partner is allocated its proportionate share of the items of income, gain, loss, deduction and credit of a partnership, and is required to include these items in calculating its tax liability, without regard to whether it receives a distribution from the partnership. We include our proportionate share of these partnership items in our income for purposes of the various REIT income tests and the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held through the operating partnership. See “—Taxation of PS Business Parks as a REIT—Ownership of Partnership Interests by a REIT” above.

Entity Classification.    We believe that the operating partnership and each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as a partnership or disregarded for federal income tax purposes and will not be taxable as a corporation. If any of these entities were treated as a corporation, it would be subject to an entity-level tax on its income and we could fail to meet the REIT income and asset tests. See “—Taxation of PS Business Parks as a REIT—Asset Tests Applicable to REITs” and “—Taxation of PS Business Parks as a REIT—Income Tests Applicable to REITs” above.

A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

1. interests in the partnership are traded on an established securities market; or

2. interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership.

The operating partnership currently takes the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a significant risk, however, that the right of a holder of the operating partnership units to redeem the operating partnership units for common stock could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if the operating partnership units were considered to be tradable on the substantial equivalent of a secondary market, either now or in the future, the operating partnership cannot provide any assurance that it would qualify for any of the safe harbors mentioned above, or that, if it currently qualifies for a safe harbor, the operating partnership will continue to qualify for any of the safe harbors in the future.

If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income is generally real property rents and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to our company in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

Allocations of Partnership Income, Gain, Loss, Deduction and Credit.    A partnership agreement will generally determine the allocation of income and loss among partners. However, those allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the applicable Treasury regulations, which generally require that partnership allocations respect the economic arrangement of the partners.

If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The allocations of taxable income and loss provided for in the partnership agreement of the operating partnership are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss, deduction and credit attributable to a property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, as applicable, the difference between the adjusted tax basis and the fair market value of property at the time of contribution. The difference is known as the book-tax difference. Section 704(c) allocations are for federal income tax purposes only and do not affect the book capital accounts or other economic or legal arrangements among the partners. Under Treasury regulations promulgated under Section 704(c) of the Code, similar rules apply when a partnership elects to “revalue” its assets in limited situations, such as when a contribution of property is made to a partnership by a new partner.

The partnership agreement of the operating partnership requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of alternative methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership generally have used the traditional method of accounting for book-tax differences with respect to the properties initially contributed to the operating partnership in its formation or subsequently acquired by merger or contribution. However, the operating partnership may use an alternative method of accounting for book-tax differences with respect to properties contributed to it or acquired by merger in the future.

In general, if any asset contributed to or revalued by the operating partnership is determined to have a fair market value that is greater than its adjusted tax basis, partners who have contributed those assets, including our company, will be allocated lower amounts of depreciation deductions from those assets for tax purposes by the operating partnership and increased taxable income and gain on sale. Thus, we may be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of contributed assets. These amounts may be in excess of the economic or book income allocated to us as a result of the sale. In this regard, it should be noted that, as the general partner of the operating partnership, we will determine, taking into account the tax consequences to us, when and whether to sell any given property. See “—Taxation of PS Business Parks as a REIT—Annual Distribution Requirements Applicable to REITs.”

We will be allocated our share of the operating partnership’s taxable income or loss for each year regardless of the amount of cash that may be distributed to us by the operating partnership. As a result, we could be allocated taxable income for a year in excess of the amount of cash distributed to us. This excess taxable income is sometimes referred to as “phantom income.” Because we rely on cash distributions from the operating partnership to meet our REIT distribution requirements, which are specified percentages of our REIT taxable income, the recognition of this phantom income might adversely affect our ability to comply with those requirements.

Other Tax Consequences for PS Business Parks and Our Shareholders

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

A portion of our income is earned through our taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to federal, state and local income tax at the full applicable corporate rates. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. To the extent that our company and our taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to shareholders.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one noncorporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

General

We, and/or any selling securityholders named in a prospectus supplement, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us or the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Securityholders

Selling securityholders named in a prospectus supplement may offer our securities in one or more offerings pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Any of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling securityholders, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling securityholders, may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling securityholders, may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We and/or the selling securityholders, may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or the selling securityholders, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We and/or the selling securityholders may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock and any series of preferred stock or depositary shares which already is listed on the NYSE. Any underwriters to whom we or the selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and any series of preferred stock or depositary shares which already is listed on the NYSE, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL OPINIONS

Stephanie Heim, our vice president and counsel, has delivered an opinion to the effect that the securities offered by this prospectus will be validly issued, fully paid and nonassessable. Hogan Lovells US LLP, Washington, D.C., has delivered an opinion as to our status as a REIT. See “Material U.S. Federal Income Tax Considerations.”

EXPERTS

The consolidated financial statements of PS Business Parks, Inc. appearing in PS Business Parks, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including the schedule appearing therein), and the effectiveness of PS Business Parks, Inc.’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

1,300,000 Shares

Common Stock

Prospectus Supplement

Goldman, Sachs & Co.